Exhibit 4.4

TRANSFERABLE RIGHTS AGREEMENT

This Transferable Rights Agreement (this “Agreement”) is made as of May 26, 2026 between BNB Plus Corp., a Delaware corporation (the “Company”), and the holder identified on the signature page, including its successors and assigns (the “Holder”).

WHEREAS, pursuant to the terms of the Warrant Inducement and Exchange Agreement (the “Inducement Agreement”) entered into between the Company and the Holder as of the date hereof, the Holder has agreed to exercise for cash a percentage of certain common stock purchase warrants and exchange the shares of the Company’s common stock, par value $0.001 per share (“Common Stock”) issuable upon the exercise thereof in consideration of the Company issuing the Holder shares of Series B-2 Preferred Stock, par value $0.001 per share, which preferred stock is convertible into shares of Common Stock and shall be governed by the Delaware Certificate of Designation of the Series B-2 Preferred Stock in the form of Exhibit A attached to the Inducement Agreement (the “Series B-2 Preferred Stock”);

WHEREAS, pursuant to the terms of the Inducement Agreement, the Holder has elected to retain a number of shares of Common Stock issuable upon exercise of the common stock purchase warrants set forth on the signature page hereto (the “Retained Shares”) and receive in lieu of Series B-2 Preferred Stock for the exchange thereof, a transferable right (the “Right” and collectively, the “Rights”) to exchange a number of shares of Common Stock equal to the number of Retained Shares for a Series B-2 Preferred Stock, subject to the terms herein.

WHEREAS, the Company and Holder desire to provide for the form and provisions of the Rights, the terms upon which they shall be issued, and the respective rights, limitation of rights, and immunities of the Company and the Holder.

NOW, THEREFORE, in consideration of the mutual agreements herein contained, the parties hereto agree as follows:

1.            Form of Right. Each Right shall be issued in registered form only, unless a registered holder (defined below) requests that their Rights be issued in certificated form. Any Rights issued in certificated form shall be in substantially the form of Exhibit A hereto (each a “Right Certificate”), the provisions of which are incorporated herein and shall be signed by, or bear the facsimile signature of any two, the Chairman of the Board, Chief Executive Officer, or Chief Financial Officer of the Company (each an “Authorized Signatory”). Unless signed by an Authorized Signatory pursuant to this Agreement, a certificated Right shall be invalid and of no effect and may not be exchanged for Series B-2 Preferred Stock. In the event an Authorized Signatory whose facsimile signature has been placed upon any Right shall have ceased to serve in the capacity in which such person signed the Right before such Right is issued, such Right may be issued with the same effect as if such Authorized Signatory had not ceased to be such at the date of issuance.

2.            Registration.

a)            Right Register. The Company shall maintain books (“Right Register”) for the registration of original issuance and the registration of transfer of the Rights. Upon the initial issuance of the Rights, the Company shall issue and register the Rights in the names of the respective holders thereof.

b)            Registered Holder. Prior to due presentment for registration of transfer of any Right, the Company may deem and treat the person in whose name such Right shall be registered upon the Right Register (“registered holder”) as the absolute owner of such Right and of each Right represented thereby, notwithstanding any notation of ownership or other writing on a Right Certificate made by anyone other than the Company, for the purpose of the exchange thereof, and for all other purposes, and the Company shall not be affected by any notice to the contrary.

3.            Terms and Exchange of Rights.

a)            Each Right shall entitle the registered holder thereof to exchange shares of Common Stock held by the registered holder for shares of Series B-2 Preferred Stock, at a ratio of one-for-one, subject to any adjustments set forth in Section 7(d), upon the happening of an Exchange Event (described below). No additional consideration shall be paid by a registered holder of Rights in order to receive his, her or its Series B-2 Preferred Stock upon an Exchange Event as consideration for the Series B-2 Preferred Stock has been received in connection with the transactions described in the Inducement Agreement and will be received at the time of an Exchange Event with the exchange of Common Stock by the registered holder pursuant to this Agreement. In no event will the Company be required to net cash settle the Rights or issue fractional shares of Series B-2 Preferred Stock.

b)            Exchange Event. An “Exchange Event” shall occur upon a registered holder delivering or causing to be delivered to the Company each of:

i.	written notice of the registered holder’s election to exchange, in full or part, Rights held by such registered holder (such rights referred to herein as the “Exchanged Rights”);

ii.	if held in certificated form, certificated Right(s) for the Exchanged Rights; and

iii.	all whole shares of Common Stock required to be delivered to the Company in connection with the Exchanged Rights. The registered holder shall not be required to deliver fractional shares upon any exchange of Rights. At the time of an Exchange Event, the shares of Common Stock required to be delivered to the Company by the Holder shall be rounded down to the nearest whole share.

c)            Exchange of Rights.

i.	Issuance of Shares. As soon as practicable upon the occurrence of an Exchange Event, the Company shall automatically exchange all Exchanged Rights and issue to the registered holder of such Exchanged Rights the number of whole shares of Series B-2 Preferred Stock to which he, she or it is entitled in such holder’s name in book-entry form. Notwithstanding the foregoing, or any provision contained in this Agreement to the contrary, in no event will the Company be required to net cash settle the Rights. The Company shall not issue fractional shares upon exchange of Rights. At the time of an Exchange Event, the Company will round down any Series B-2 Preferred Stock to be issued to the registered holder to the nearest whole share.

ii.	Issuance of Remaining Rights upon Partial Exchange. Upon an Exchange Event for the partial exchange of any Rights held in book-entry form, the Company shall update the Rights Register to reflect the exchange of the Exchanged Rights and the Rights that were not exchanged (the “Excess Rights”) in the registered holder’s name. Notwithstanding anything herein to the contrary, upon a partial exchange of any Rights held in certificated form, a registered holder exchanging such Rights in part shall be required to physically surrender the certificated Right(s) to the Company upon an Exchange Event, even if such certificated Right(s) represent more Rights than the Exchanged Rights, and the Company shall register the Excess Rights in the registered holder’s name on the Rights Register in registered form only, unless the registered holder requests such Excess Rights to be issued in certificated form; provided, however, that in the event a Right surrendered for exchange bears a restrictive legend and the new Rights to be issued will not bear a restrictive legend, the Company shall not issue new Rights in exchange therefor until it has received an opinion of counsel for the Company stating that such issuance may be made indicating no restrictive legend is required.

iii.	Valid Issuance. All shares of Series B-2 Preferred Stock issued upon an Exchange Event in conformity with this Agreement shall be validly issued, fully paid and nonassessable.

iv.	Date of Issuance. Each person in whose name any such book-entry position for shares of Series B-2 Preferred Stock is issued shall for all purposes be deemed to have become the holder of record of such shares on the date of the Exchange Event, irrespective of the date of delivery of such entry of position.

v.	Duration of Rights. The Rights shall expire and shall be worthless on the three year anniversary of the date hereof.

4.            Transfer and Exchange of Rights.

a)            Registration of Transfer. Subject to compliance with any applicable securities laws and the limitation set forth in Section 4(c) below, the Company shall register the transfer, from time to time, of any outstanding Right upon the Rights Register, upon surrender of such Right for transfer, properly endorsed with signatures properly guaranteed and accompanied by appropriate instructions for transfer. Upon any such transfer, a new Right representing an equal aggregate number of Rights shall be issued and the old Right shall be cancelled by the Company.

b)            Procedure for Surrender of Transferred Rights. Rights may be surrendered to the Company, together with a written request for transfer, and thereupon the Company shall issue in exchange therefor one or more new Rights as requested by the registered holder of the Rights so surrendered, representing an equal aggregate number of Rights; provided, however, that in the event that a Right surrendered for transfer bears a restrictive legend and the new Rights to be issued will not bear a restrictive legend, the Company shall not cancel such Right and issue new Rights in exchange therefor until it has received an opinion of counsel for the Company stating that such transfer may be made indicating no restrictive legend is required.

c)            Limitation on Transfers. No Rights may be transferred by a registered holder unless the number of shares of Common Stock that would be required to be delivered upon the exercise of such Rights, at the time of the transfer, exceeds 13% of the number of shares of Common Stock that would be issued upon the exercise of outstanding Series E Common Stock Purchase Warrants of the Company held by such transferee, at the time of the transfer.

5.            Other Provisions Relating to Rights of Holders of Rights.

a)            No Rights as Preferred Stock Holder. Until exchange of a Right as provided for herein, a Right does not entitle the registered holder thereof to any of the rights of a holder of Series B-2 Preferred Stock of the Company.

b)            Lost, Stolen, Mutilated, or Destroyed Rights. If any Right Certificate is lost, stolen, mutilated, or destroyed, the Company may on such terms as to indemnity or otherwise as it may in its discretion impose (which shall, in the case of a mutilated Right Certificate, include the surrender thereof), issue a new Right Certificate of like denomination, tenor, and date as the Right Certificate so lost, stolen, mutilated, or destroyed. Any such new Right Certificate shall constitute a substitute contractual obligation of the Company, whether or not the allegedly lost, stolen, mutilated, or destroyed Right Certificate shall be at any time enforceable by anyone.

c)            Reservation of Shares. The Company shall at all times reserve and keep available a number of its authorized but unissued shares of Series B-2 Preferred Stock that will be sufficient to permit the exchange of all outstanding Rights issued pursuant to this Agreement.

6.            Representations and Warranties. The Company agrees to the representations, warranties and covenants set forth on Annex A attached hereto, as of the date hereof and the date of any Exchange Event. The Holder represents and warrants that, as of the date hereof it is, or on the date which it exchanges any Rights it will be, an “accredited investor” as defined in Rule 501 of Regulation D promulgated under the Securities Act of 1933, as amended (the “Securities Act”), and agrees that the Series B-2 Preferred Stock will contain restrictive legends when issued, and the Rights and Series B-2 Preferred Stock will not be registered under the Securities Act. Also, the Holder represents and warrants that it is acquiring the Rights and Series B-2 Preferred Stock as principal for its own account and has no direct or indirect arrangement or understandings with any other persons to distribute or regarding the distribution of the Rights or Series B-2 Preferred Stock.

7.            Restrictions. The registered holder understands that issuance of the Rights and the Series B-2 Preferred Stock issuable upon the exchange of a Right, is not, and may never be, registered under the Securities Act, or the securities laws of any state and, accordingly, each statement evidencing a Right and Series B-2 Preferred Stock, or any certificate, if any, representing such securities, shall bear a legend substantially similar to the following:

“NEITHER THIS SECURITY NOR THE SECURITIES INTO WHICH THIS SECURITY IS EXERCISABLE HAS BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS. THIS SECURITY AND THE SECURITIES INTO WHICH THIS SECURITY IS EXERCISABLE MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT WITH A REGISTERED BROKER-DEALER OR OTHER LOAN WITH A FINANCIAL INSTITUTION THAT IS AN “ACCREDITED INVESTOR” AS DEFINED IN RULE 501(a) UNDER THE SECURITIES ACT OR OTHER LOAN SECURED BY SUCH SECURITIES.”

Any statement evidencing the Rights and Series B-2 Preferred Stock issuable upon exchange thereof shall not contain any legend (including the legend set forth above), (i) following any sale or transfer of such Right or Series B-2 Preferred Stock pursuant to Rule 144 under the Securities Act, or (ii) if such legend is not required under applicable requirements of the Securities Act (including judicial interpretations and pronouncements issued by the staff of the Securities and Exchange Commission (the “Commission”) and the earliest of clauses (i) and (ii), the “Delegend Date”)). The Company shall cause its counsel to issue a legal opinion to the Company’s transfer agent promptly after the Delegend Date if required by the Company and/or its transfer agent to effect the removal of the legend hereunder, or at the request of the registered holder, which opinion shall be in form and substance reasonably acceptable to the Company’s transfer agent. From and after the Delegend Date, such Rights and Series B-2 Preferred Stock shall be issued free of all legends. The Company agrees that following the Delegend Date or at such time as such legend is no longer required under this Section, it will, no later than one (1) trading day, deliver or cause to be delivered to the registered holder a book-entry statement representing such securities that is free from all restrictive and other legends

8.     Other Matters.

a)            No Fractional Rights. The Company shall not be required to effect any registration of transfer or exchange which will result in the issuance of a Right, whether in registered or certificated form, for a fraction of a Right.

b)            Service Charges. No service charge shall be made for any exchange or registration of exchange or transfer of Rights.

c)            Payment of Taxes. The Company will promptly pay all taxes and charges that may be imposed upon the Company in respect of the issuance or delivery of shares of Series B-2 Preferred Stock upon the exchange of Rights, but the Company shall not be obligated to pay any transfer taxes in respect of the Rights or such shares of Series B-2 Preferred Stock.

d)            Adjustments to Conversion Ratios. The number of shares of Series B-2 Preferred Stock that the registered holders of Rights are entitled to receive as a result of the occurrence of an Exchange Event and the number of shares of Common Stock that the registered holders of Rights are required to deliver to the Company as a result of the occurrence of an Exchange Event shall be equitably adjusted to reflect appropriately the effect of any share split, reverse share split, share dividend, reorganization, recapitalization, reclassification, combination, exchange of shares or other like change with respect to the shares of Series B-2 Preferred Stock and Common Stock, as applicable, occurring on or after the date hereof and prior to the Exchange Event.

9.     Miscellaneous Provisions.

a)            Successors. All the covenants and provisions of this Agreement by or for the benefit of the Company shall bind and inure to the benefit of its respective successors and assigns. Subject to applicable securities laws, the Rights and this Agreement, and the rights and obligations evidenced thereby and hereby, shall inure to the benefit of and be binding upon the successors and permitted assigns of the Holder.

b)            Notices. Any and all notices or other communications or deliveries to be provided by the registered holder hereunder including, without limitation, any notice of exercise shall be in writing and delivered personally, by e-mail, or sent by a nationally recognized overnight courier service, addressed to the Company, at BNB Plus Corp., 25 Health Sciences Drive, Stony Brook, NY 11790, Attention: Beth Jantzen, email address: beth.jantzen@bnb.plus, or such other email address or address as the Company may specify for such purposes by notice to the registered holders. Any and all notices or other communications or deliveries to be provided by the Company hereunder shall be in writing and delivered personally, by e-mail, or sent by a nationally recognized overnight courier service addressed to each registered holder at the e-mail address or address of such registered holder appearing on the books of the Company. Any notice or other communication or deliveries hereunder shall be deemed given and effective on the earliest of (i) the time of transmission, if such notice or communication is delivered via e-mail at the e-mail address set forth in this Section prior to 5:30 p.m. (New York City time) on any date, (ii) the next Trading Day after the time of transmission, if such notice or communication is delivered via e-mail at the e-mail address set forth in this Section on a day that is not a Trading Day or later than 5:30 p.m. (New York City time) on any Trading Day, (iii) the second Trading Day following the date of mailing, if sent by U.S. nationally recognized overnight courier service, or (iv) upon actual receipt by the party to whom such notice is required to be given.

c)            Governing Law. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of Delaware, without regard to the principles of conflicts of law thereof. Each party agrees that all legal proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by this Agreement (whether brought against a party hereto or their respective affiliates, directors, officers, shareholders, partners, members, employees or agents) shall be commenced exclusively in the state and federal courts sitting in the City of New York. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the City of New York, Borough of Manhattan for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is improper or is an inconvenient venue for such proceeding. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by law. If either party shall commence an action, suit or proceeding to enforce any provisions of this Agreement, the prevailing party in such action, suit or proceeding shall be reimbursed by the other party for their reasonable attorneys’ fees and other costs and expenses incurred with the investigation, preparation and prosecution of such action or proceeding.

d)            Persons Having Rights under this Agreement. Nothing in this Agreement expressed and nothing that may be implied from any of the provisions hereof is intended, or shall be construed, to confer upon, or give to, any person or corporation other than the parties hereto and the registered holders of the Rights, any right, remedy, or claim under or by reason of this Agreement or of any covenant, condition, stipulation, promise, or agreement hereof. All covenants, conditions, stipulations, promises, and agreements contained in this Agreement shall be for the sole and exclusive benefit of the parties hereto and their successors and assigns and of the registered holders of the Rights.

e)            Remedies. The Holder, in addition to being entitled to exercise all rights granted by law, including recovery of damages, will be entitled to specific performance of its rights under this Agreement. The Company agrees that monetary damages would not be adequate compensation for any loss incurred by reason of a breach by it of the provisions of this Agreement and hereby agrees to waive and not to assert the defense in any action for specific performance that a remedy at law would be adequate. The Company acknowledges and agrees that a breach by the Company of any provision of this Agreement would cause irreparable harm to the Holder for which monetary damages alone would not be an adequate remedy. Accordingly, in the event of any such breach or threatened breach by the Company, the Holder shall be entitled, in addition to all other rights and remedies available at law or in equity (including recovery of damages), to seek and obtain equitable relief, including a decree of specific performance and temporary, preliminary, and permanent injunctive relief. The rights and remedies provided in this Section are cumulative and shall not be exclusive of any other rights or remedies available to the Holder under this Agreement or applicable law.

f)            Successors and Assigns. Subject to applicable securities laws, this Agreement and the rights and obligations evidenced hereby shall inure to the benefit of and be binding upon the successors and permitted assigns of the Company and the successors and permitted assigns of Holder. The provisions of this Agreement are intended to be for the benefit of any registered holder from time to time of this Agreement and shall be enforceable by the Holder or registered holder of a Right.

g)            Amendment. This Agreement may be modified or amended or the provisions hereof waived with the written consent of the Company, on the one hand, and the Holder or the registered holder of a Right, on the other hand.

h)            Severability. Wherever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provisions or the remaining provisions of this Agreement.

i)            Headings. The headings used in this Warrant are for the convenience of reference only and shall not, for any purpose, be deemed a part of this Warrant.

[Signature Page Follows]

IN WITNESS WHEREOF, this Agreement has been duly executed by the parties hereto as of the day and year first above written.

BNB PLUS CORP.

By:
Name:
Title:

HOLDER

By:
Name:
Title:
Retained Shares:

[Signature Page to Rights Agreement]

Exhibit A

NEITHER THIS SECURITY NOR THE SECURITIES INTO WHICH THIS SECURITY IS EXERCISABLE HAS BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS. THIS SECURITY AND THE SECURITIES INTO WHICH THIS SECURITY IS EXERCISABLE MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT WITH A REGISTERED BROKER-DEALER OR OTHER LOAN WITH A FINANCIAL INSTITUTION THAT IS AN “ACCREDITED INVESTOR” AS DEFINED IN RULE 501(a) UNDER THE SECURITIES ACT OR OTHER LOAN SECURED BY SUCH SECURITIES.

NUMBER [_]	[_] RIGHTS

BNB PLUS CORP.

INCORPORATED UNDER THE LAWS OF THE DELAWARE

RIGHT

SEE REVERSE FOR

CERTAIN DEFINITIONS

THIS CERTIFIES THAT, for value received

___________________________is the registered holder of a right or rights (each, a “Right”) to exchange shares of BNB Plus Corp. common stock, par value $0.001 per share (“Common Stock”) for shares of BNB Plus Corp. Series B-2 Preferred Stock, at an initial ratio of one-for-one and as adjustment pursuant to the Transferable Rights Agreement between the Company and the abovesigned as the Holder, successor or assign thereof (the “Rights Agreement”), for each Right evidenced by this Rights Certificate upon surrender of this Right Certificate pursuant to the Rights Agreement. Certain capitalized terms used herein are defined in the Rights Agreement. In no event will the Company be required to net cash settle the Rights or issue fractional shares of Series B-2 Preferred Stock.

The Rights shall expire and shall be worthless on May 26, 2029.

Upon due presentment for registration of transfer of the Right Certificate at the office or agency of the Company, a new Right Certificate or Right Certificates of like tenor and evidencing in the aggregate a like number of Rights shall be issued to the transferee in exchange for this Right Certificate, without charge except for any applicable tax or other governmental charge. The Company shall not issue fractional shares upon exchange of Rights. The Company reserves the right to deal with any fractional entitlement at the relevant time in any manner (as provided in the Rights Agreement).

The Company and may deem and treat the registered holder as the absolute owner of this Right Certificate (notwithstanding any notation of ownership or other writing hereon made by anyone), for the purpose of any conversion or exchange hereof, of any distribution to the registered holder, and for all other purposes, and the Company shall not be affected by any notice to the contrary.

This Right does not entitle the registered holder to any of the rights of a holder of Series B-2 Preferred Stock of the Company prior to the exchange therefor contemplated herein.

Dated:

CHIEF EXECUTIVE OFFICER	CHIEF FINANCIAL OFFICER

CHAIRMAN OF THE BOARD OF DIRECTORS

The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM	-	as tenants in common	UNIF/GIFT/MIN/ ACT	-		Custodian
					(Cust)		(Minor)
TEN ENT	-	as tenants by the entireties

JT TEN	-	as joint tenants with right of survivorship and not as tenants in common			under Uniform Gifts to Minors Act
(State)

Additional Abbreviations may also be used though not in the above list.

BNB Plus Corp.

The Company will furnish without charge to each rightsholder who so requests the powers, designations, preferences and relative, participating, optional or other special rights of each class of shares or series thereof of the Company and the qualifications, limitations, or restrictions of such preferences and/or rights. This certificate and the rights represented thereby are issued and shall be held subject to all the provisions of the Certificate of Incorporation of the Company and all amendments thereto and resolutions of the Board of Directors providing for the issue of shares of Series B-2 Preferred Stock (copies of which may be obtained from the secretary of the Company), to all of which the holder of this certificate by acceptance hereof assents.

For value received, ___________________________ hereby sell, assign and transfer unto

PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE

(PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING ZIP CODE, OF ASSIGNEE)

rights represented by the within Certificate, and do hereby irrevocably constitute and appoint

____________________________________________________________________________ Attorney to transfer said rights on the books of the within named Company will full power of substitution in the premises.

Dated

	Notice:	The signature to this assignment must correspond with the name as written upon the face of the certificate in every particular, without alteration or enlargement or any change whatever.

Signature(s) Guaranteed:

THE SIGNATURE(S) SHOULD BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM, PURSUANT TO S.E.C. RULE 17Ad-15).

Annex A

In addition to the terms defined elsewhere in this Annex A, for all purposes of this Annex A to the Transferable Rights Agreement, the following terms have the meanings set forth below:

“DATS Guaranty” means the irrevocable and unconditional guarantee by the DAT Subsidiaries in favor of the purchaser parties to the Securities Purchase Agreement and the parties to the Inducement Agreement.

“DAT Subsidiaries” Build & Build, LLC, a Delaware limited liability company, and BNBX Ltd., a British Virgin Islands business company, wholly owned subsidiaries of the Company and wholly owned subsidiaries that may be formed hereafter to hold Digital Assets or may become additional guarantors pursuant to the DATS Guaranty.

“Preferred Stock” means, collectively, the Series B-1 Preferred Stock and the Series B-2 Preferred Stock issued in connection with the Transaction Documents.

“Prefunded Warrants” means, collectively, the Series B-1 Prefunded Preferred Stock Purchase Warrants and the Series B-2 Prefunded Preferred Stock Purchase Warrants issued in connection with the Transaction Documents.

“Prefunded Warrant Shares” means the shares of Preferred Stock issuable upon exercise of the Prefunded Warrants.

“Registration Rights Agreement” means the Registration Rights Agreement, by and among the Company and the parties to the Securities Purchase Agreement and the Inducement Agreement.

“Securities Purchase Agreement” means the agreement dated May 26, 2026, between the Company and the purchasers party thereto, including any purchasers who become a party thereto through joinder.

“Series B-1 Preferred Stock” mean, collectively, Series B-1 Convertible Preferred Stock, par value $0.001 per share, which preferred stock is convertible into shares of Common Stock and shall be governed by the Delaware Certificate of Designation of the Series B-1 Preferred Stock, issued in connection with the Transaction Documents;

“Series B-1 Prefunded Warrants” means, collectively, the Series B-1 Prefunded Preferred Stock Purchase Warrants issued in connection with the Transaction Documents.

Representations, Warranties and Covenants of the Company. The Company hereby makes the following representations, warranties and covenants to the Holder:

a)	SEC Reports; Financial Statements. Except as set forth on Schedule A, the Company has filed all reports, schedules, forms, statements and other documents required to be filed by the Company under the Securities Act and the Exchange Act of 1934, as amended (the “Exchange Act”), including pursuant to Section 13(a) or 15(d) thereof, for the two years preceding the date hereof (or such shorter period as the Company was required by law or regulation to file such material) (the foregoing materials, including the exhibits thereto and documents incorporated by reference therein, being collectively referred to herein as the “SEC Reports”) on a timely basis or has received a valid extension of such time of filing and has filed any such SEC Reports prior to the expiration of any such extension. As of their respective dates, the SEC Reports complied in all material respects with the requirements of the Securities Act and the Exchange Act, as applicable, and none of the SEC Reports, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The Company is not currently subject to Rule 144(i) under the Securities Act. The financial statements of the Company included in the SEC Reports comply in all material respects with applicable accounting requirements and the rules and regulations of the Commission with respect thereto as in effect at the time of filing. Such financial statements have been prepared in accordance with United States generally accepted accounting principles applied on a consistent basis during the periods involved (“GAAP”), except as may be otherwise specified in such financial statements or the notes thereto and except that unaudited financial statements may not contain all footnotes required by GAAP, and fairly present in all material respects the financial position of the Company and its consolidated Subsidiaries as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, immaterial, year-end audit adjustments.

b)	Organization and Qualification. Each of the Company and the DAT Subsidiaries is an entity duly incorporated or otherwise organized, validly existing and in good standing (if applicable in such jurisdiction) under the laws of the jurisdiction of its incorporation or organization, with the requisite power and authority to own and use its properties and assets and to carry on its business as currently conducted, and neither the Company nor any DAT Subsidiary is in violation nor in default of any of the provisions of its respective certificate or articles of incorporation, bylaws or other organizational or charter documents. Except as would otherwise not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, each subsidiary of the Company including any direct or indirect subsidiary of the Company formed or acquired after the date hereof (each a “Subsidiary”) other than a DAT Subsidiary, is an entity duly incorporated or otherwise organized, validly existing and in good standing (if applicable in such jurisdiction) under the laws of the jurisdiction of its incorporation or organization, with the requisite power and authority to own and use its properties and assets and to carry on its business as currently conducted, and no such Subsidiary is in violation nor in default of any of the provisions of its respective certificate or articles of incorporation, bylaws or other organizational or charter documents. Each of the Company and the Subsidiaries is duly qualified to conduct business and is in good standing as a foreign corporation or other entity in each jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, except where the failure to be so qualified or in good standing, as the case may be, could not have or reasonably be expected to result in: (i) a material adverse effect on the legality, validity or enforceability of any Transaction Document, (ii) a material adverse effect on the results of operations, assets, business, prospects or condition (financial or otherwise) of the Company and the Subsidiaries, taken as a whole, or (iii) a material adverse effect on the ability of the Company or the DAT Subsidiaries to perform in any material respect on a timely basis its obligations under any Transaction Document (any of (i), (ii) or (iii), a “Material Adverse Effect”) and no Proceeding has been instituted in any such jurisdiction revoking, limiting or curtailing or seeking to revoke, limit or curtail such power and authority or qualification.

c)	Authorization; Enforcement. The Company has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by this Transferable Rights Agreement and each of the Prefunded Warrants, the Inducement Agreement, the Registration Rights Agreement, and the DATS Guaranty, all exhibits and schedules thereto and hereto and any other documents or agreements executed in connection with the transactions contemplated hereunder (the “Transaction Documents”) and otherwise to carry out its obligations hereunder and thereunder. The execution and delivery of this Transferable Rights Agreement and each of the other Transaction Documents by the Company and the consummation by it of the transactions contemplated hereby and thereby have been duly authorized by all necessary action on the part of the Company and no further action is required by the Company, the Board of Directors or the Company's stockholders in connection herewith or therewith other than in connection with the Required Approvals. This Transferable Rights Agreement and each other Transaction Document to which it is a party has been (or upon delivery will have been) duly executed by the Company and, when delivered in accordance with the terms hereof and thereof, will constitute the valid and binding obligations of the Company enforceable against the Company in accordance with their terms, except (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors' rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable law. The DAT Subsidiaries have the requisite corporate power and authority to enter into and to consummate the transactions contemplated by the DATS Guaranty, and all exhibits and schedules thereto, and otherwise to carry out its obligations thereunder. The execution and delivery of the DATS Guaranty and the consummation by it of the transactions contemplated thereby have been duly authorized by all necessary action on the part of the DAT Subsidiaries and no further action is required by the DAT Subsidiaries in connection therewith other than in connection with the Required Approvals. The DAT Guarantee has been (or upon delivery will have been) duly executed by the DAT Subsidiaries and, when delivered in accordance with the terms hereof and thereof, will constitute the valid and binding obligations of the DAT Subsidiaries enforceable against the DAT Subsidiaries in accordance with their terms, except (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors' rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.

d)	Issuance of the Securities. The Preferred Stock, Prefunded Warrants, Prefunded Warrant Shares, and Rights are duly authorized and, when issued and paid for in accordance with the applicable Transaction Documents, will be duly and validly issued, fully paid and nonassessable, free and clear of all Liens imposed by the Company other than restrictions on transfer provided for in the Transaction Documents. The Company has reserved from its duly authorized capital stock the maximum number of shares of Series B-2 Preferred Stock and Common Stock issuable pursuant to this Transferable Rights Agreement. As used herein “Liens” means any mortgage, deed of trust, pledge, hypothecation, security interest, encumbrance, lien, charge, claim, attachment, garnishment, levy or other restriction of any kind, whether arising by agreement, operation of law or otherwise, including any conditional sale or other title retention agreement, any lease in the nature thereof, any restriction on transfer or disposition, and any agreement to create or suffer any of the foregoing, and including any asserted or pending claim, litigation, proceeding or demand that could reasonably be expected to result in the imposition of any of the foregoing on any asset or property of the Company or any subsidiary, including any Subsidiary holding digital assets.

e)	No Conflicts. The execution, delivery and performance by the Company of this Transferable Rights Agreement and the other Transaction Documents to which it is a party, the issuance and sale of the Rights and the consummation by it of the transactions contemplated hereby do not and will not (i) conflict with or violate any provision of the Company's or any Subsidiary's certificate or articles of incorporation, bylaws or other organizational or charter documents, or (ii) conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, result in the creation of any Lien upon any of the properties or assets of the Company or any Subsidiary, or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any agreement, credit facility, debt or other instrument (evidencing a Company or Subsidiary debt or otherwise) or other understanding to which the Company or any Subsidiary is a party or by which any property or asset of the Company or any Subsidiary is bound or affected, or (iii) subject to the Required Approvals, conflict with or result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which the Company or a Subsidiary is subject (including federal and state securities laws and regulations), or by which any property or asset of the Company or a Subsidiary is bound or affected; except in the case of each of clauses (ii) and (iii), such as could not have or reasonably be expected to result in a Material Adverse Effect.

f)	Filings, Consents and Approvals. Except as would otherwise not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, the Company is not required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local or other governmental authority or other Person in connection with the execution, delivery and performance by the Company of this Transferable Rights Agreement or the Transaction Documents, other than: (i) the filing of the Certificate of Designations for the Preferred Stock with the Secretary of State of the State of Delaware, (ii) the filings required by this Transferable Rights Agreement, (iii) the filing of registration statements with the Commission pursuant to the Registration Rights Agreement, (iv) the notice and/or application(s) to each applicable Trading Market for the issuance and sale of the securities and the listing of the Common Stock underlying such securities issuable in connection with the Transaction Documents, or trading thereon in the time and manner required thereby, (v) if required, the notice and/or application(s) to each applicable Trading Market for the issuance and sale of securities and the listing of shares of Common Stock underlying such securities issuable in connection with this Transferable Rights Agreement, or trading thereon in the time and manner required thereby, and (vi) the filing of Form D with the Commission and such filings as are required to be made under applicable state securities laws (collectively, the “Required Approvals”).

g)	Listing of Common Stock. The Company hereby agrees to use commercially reasonable efforts to maintain the listing or quotation of the Common Stock on a Trading Market, and concurrently with the Closing of the Inducement Agreement, the Company shall apply to list or quote all of the Common Stock issuable upon conversion of the Preferred Stock and shares of Common Stock issuable upon conversion of the Prefunded Warrant Shares (the “Conversion Shares”) on the Trading Market on which it is currently listed and promptly secure the listing of all of the Conversion Shares on such Trading Market. The Company further agrees, if the Company applies to have the Common Stock traded on any other Trading Market, it will then include in such application all of the Conversion Shares, and will take such other action as is necessary to cause all of the Conversion Shares to be listed or quoted on such other Trading Market as promptly as possible. The Company will then take all action reasonably necessary to continue the listing and trading of its Common Stock on a Trading Market and will comply in all respects with the Company's reporting, filing and other obligations under the bylaws or rules of the Trading Market. The Company agrees to maintain the eligibility of the Common Stock for electronic transfer through the Depository Trust Company or another established clearing corporation, including, without limitation, by timely payment of fees to the Depository Trust Company or such other established clearing corporation in connection with such electronic transfer. The Company shall promptly notify the Holder in writing of (i) any notice received from any Trading Market regarding the Company’s compliance with listing or maintenance requirements, (ii) any determination by the Company to list on a different Trading Market, and (iii) any delisting, suspension of trading, or threatened delisting or suspension affecting the Common Stock. Any information filed or furnished by the Company with the Commission and delivered to (a) purchasers party to the Securities Purchase Agreement which purchased at least 50.1% in interest of the Conversion Shares and Common Warrant Shares, as defined in the Securities Purchase Agreement, based on the initial subscription amounts thereunder, or (b) the designee or delegate thereof, that includes the information required by this Annex A Section (g)(i), (ii), or (iii) within the timeframe required by the Commission and the applicable Trading Market, shall constitute prompt written notice to the Holder by the Company required by this Annex A Section (g).